Exhibit 15.12

RPS Consent of Independent Consultant

We consent to the reference to our firm in the form and context in which they appear in this Annual Report on Form 20-F, and the inclusion of reports herein for CNOOC Limited, and to the incorporation by reference in any Registration Statement on Form F-3 and related Prospectus Supplements of CNOOC Limited for the registration of debt securities and guarantees previously filed with the Securities and Exchange Commission.

RPS

By:	/s/Andy Krichin

Name:	Andy Krichin
Title:	Managing Director, Energy North America

Houston, Texas

March 11th, 2019

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